1940 Act File No. 811-03213

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 2021

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 247

(Check appropriate box or boxes)

NATIONWIDE VARIABLE INSURANCE TRUST
(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza Mail Code 05-02-210
Columbus, Ohio 43215
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:
ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
10 WEST NATIONWIDE BOULEVARD	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OH 43215	2000 K STREET, N.W., SUITE 700
(Name and Address of Agent for Service)	WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 247 (the “Amendment”) to the Registration Statement of Nationwide Variable Insurance Trust (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 236 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 20, 2020 under the 1940 Act (Accession No. 0001683863-20-004050) (“Amendment No. 236”), as pertaining to the Part A and Part B of the NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Insights Fund, NVIT GS Small Cap Equity Insights Fund, and NVIT U.S. 130/30 Equity Fund (the “Funds”), each a series of the Registrant.

Part A and Part B of the Funds, as filed in Amendment No. 236, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act.  This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The unaudited Financial Statements of the Funds for the period ended June 30, 2020, as filed with the Commission on August 24, 2020 (Accession No. 0000949365-20-000332) contained in the Semi-Annual Report of the Registrant, dated June 30, 2020, is incorporated herein by reference. Additionally, the audited Financial Statement and the Report of Independent Registered Public Account Firm of the Funds for the fiscal year ended December 31, 2019, as filed with the Commission on February 21, 2020 (Accession No. 0001193125-20-044638) contained in the Annual Report of the Registrant, dated December 31, 2019, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE VARIABLE INSURANCE TRUST
NVIT GS Emerging Markets Equity Insights Fund
NVIT GS International Equity Insights Fund
NVIT GS Large Cap Equity Insights Fund
NVIT GS Small Cap Equity Insights Fund

Amendment dated January 4, 2021
to the Statement of Additional Information (“SAI”) dated April 29, 2020

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.

1.	Effective December 31, 2020, Charles E. Allen and David C. Wetmore (the “Retiring Trustees”) retired from the Board of Trustees of Nationwide Variable Insurance Trust (the “Trust”).

2.
On September 24, 2020, the shareholders of the Trust approved the election of Lorn C. Davis and David E. Wezdenko (the “New Trustees”) to replace the Retiring Trustees as Trustees to the Trust. The New Trustees’ terms commenced on January 1, 2021. The New Trustees are not considered to be “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended.

3.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the tables and accompanying footnotes under the heading “Independent Trustees” and “Interested Trustee” beginning on page 32 of the SAI:

Independent Trustees
Paula H. J. Cholmondeley
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since July 2000	112
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Cholmondeley focuses full time on corporate governance. She sits on public company boards and is also on the faculty of the National Association of Corporate Directors. She has served as a Chief Executive Officer of Sorrel Group (management consulting company) since January 2004. From April 2000 through December 2003, Ms. Cholmondeley was Vice President and General Manager of Sappi Fine Paper North America.

Other Directorships held During the Past Five Years[2]
Director of Dentsply International, Inc. (dental products) from 2002 to 2016, Terex Corporation (construction equipment) from 2004 to present, Bank of the Ozarks from 2016 to present, and Kapstone Paper and Packaging Corporation from 2016 to 2018.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Cholmondeley has significant board and governance experience; significant executive experience, including continuing service as chief executive officer of a management consulting company and past service as an executive of a manufacturing-based public company and past experience as an executive in a private service-based company. Ms. Cholmondeley is a former certified public accountant and former chief financial officer of both public and private companies.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	112
Principal Occupation(s) During the Past Five Years (or Longer)

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October 2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn from 2009 to present, currently serving as Treasurer and Chair of the Audit and Finance Committee, and Member of the Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of Director Education from the National Association of Corporate Directors in 2008.

Phyllis Kay Dryden
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since December 2004	112
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Dryden became President of Energy Dispute Solutions, LLC in December 2012, and since 2016 has acted as CEO, leading a company providing strategy consulting, arbitration, and mediation services. She has been a management consultant since 1996, first as a partner of Mitchell Madison Group (management consulting), then as a managing partner and head of west coast business development for marchFIRST (internet consulting), returning to Mitchell Madison Group in 2003 as an associated partner until January 2010 and thereafter as an independent strategy consultant through December 2012. Ms. Dryden was VP and General Counsel of Lucasfilm, Ltd. from 1981 to 1984, SVP and General Counsel of Charles Schwab and Co. Inc. from 1984 to 1992, and EVP and General Counsel of Del Monte Foods from 1992 to 1995. She presently serves as chairman of the board of Mutual Fund Directors Forum.

Other Directorships held During the Past Five Years[2]
Director and Vice-Chair of Smithsonian Institution Environmental Research Board from 2016 to present, and Director of Smithsonian Institution Libraries Board from 2007 to 2015.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Dryden has significant board experience and significant executive, management consulting, and legal experience, including past service as general counsel for a major financial services firm and a public company.

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	112
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January 2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish

Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	112
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish has been a partner of Park Ridge Asset Management, LLC since December 2008, at which he also serves as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management, Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October 2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	112
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October 2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	112
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a $2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	112
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2] Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	112
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC) from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company 2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of NORCAL Mutual Insurance Company 2009-present, Director of Medicus Insurance Company 2009-present, Director of Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

[1]
Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.

[2]
Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.

[3]	Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
b.	The information under the heading “Committees of the Board” beginning on page 37 of the SAI is deleted in its entirety and replaced with the following:

The Board has three standing committees: Audit and Operations Committee, Nominating and Fund Governance Committee, and Investment Committee. The function of each Committee is oversight. In addition, each Committee may from time to time delegate certain of its functions to an ad hoc committee comprised of members of the Board that will report to the Committee or the Board with its recommendations, as determined at the time of such delegation.

The purposes of the Audit and Operations Committee are to: (a) oversee the Trust's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain of its service providers; it is the intention of the Board that it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors’ responsibility to plan and carry out a proper audit–the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Trust’s shareholders; (b) oversee the quality and integrity of the Trust's financial statements and the independent audit thereof, including periodic review of the performance of the independent auditors; (c) ascertain the independence of the Trust's independent auditors; (d) act as a liaison between the Trust's independent auditors and the Board; (e) approve the engagement of the Trust's independent auditors; (f) meet and consider the reports of the Trust's independent auditors; (g) oversee the Trust’s written policies and procedures adopted under Rule 38a-1 of the 1940 Act and oversee the appointment and performance of the Trust’s designated Chief Compliance Officer; (h) review information provided to the Committee regarding SEC examinations of the Trust and its service providers; (i) to review and oversee the actions of the principal underwriter and investment advisers with respect to distribution of the funds’ shares including the operation of the Trust’s 12b-1 Plans and Administrative Services Plans; (j) review and evaluate the transfer agency services, administrative services, custody services, and such other services as may be assigned from time to time to the Committee by the Board; (k) assist the Board in the design and oversight of the process for reviewing and evaluating payments made from the assets of any of the funds to financial intermediaries for sub-transfer agency services, shareholder services, administrative services, and similar services;(l) assist the board in its oversight and evaluation of policies, procedures, and activities of the Trust and of service providers to the Trust relating to cybersecurity and data security; (m) review and evaluate the services received by the Trust in respect of, and the Trust’s contractual arrangements relating to, securities lending services; (n) assist the Board in its review, consideration and oversight of any credit facilities entered into for the benefit of the Trust or any of the funds and the use thereof by the funds, including any interfund lending facility; (o) assist the Board in its review and consideration of insurance coverages to be obtained by or for the benefit of the Trust or the Trustees of the Trust; and (p) undertake such other responsibilities as may be delegated to the Committee by the Board. The Audit Committee (the predecessor to the Audit and Operations Committee) met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Dryden, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

The purposes of the Nominating and Fund Governance Committee are to: (a) assist the Board in its review and oversight of governance matters; (b) assist the Board with the selection and nomination of candidates to serve on the Board; (c) oversee legal counsel; (d) assist the Board in its review and oversight of shareholder communications to the Board; and (e) undertake such other responsibilities as may be delegated to the Committee by the Board. The Nominating and Fund Governance Committee met four times during the past fiscal year, and currently consists of all the Independent Trustees.

The Nominating and Fund Governance Committee has adopted procedures regarding its review of recommendations for trustee nominees, including those recommendations presented by shareholders. When considering whether to add additional or substitute trustees to the Board, the Trustees shall take into account any proposals for candidates that are properly submitted to the Trust's Secretary. Shareholders wishing to present one or more candidates for trustee for consideration may do so by submitting a signed written request to the Trust's Secretary at Attn: Secretary, Nationwide Variable Insurance Trust, One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, which includes the following information: (i) name and address of the shareholder and, if applicable, name of broker or record holder; (ii) number of shares owned; (iii) name of Fund(s) in which shares are owned; (iv) whether the proposed candidate(s) consent to being identified in any proxy statement utilized in connection with the election of Trustees; (v) the name, background information, and qualifications of the proposed candidate(s); and (vi) a representation that the candidate or candidates are willing to provide additional information about themselves, including assurances as to their independence.

The purposes of the Investment Committee are to: (a) assist the Board in its review and oversight of the Funds’ performance; (b) assist the Board in the design and oversight of the process for the renewal and amendment of the Funds' investment advisory and subadvisory contracts subject to the requirements of Section 15 of the 1940 Act; (c) assist the Board in its oversight of a liquidity risk management program for the Funds pursuant to Rule 22e-4 under the 1940 Act; (d) assist the Board in its review and oversight of the valuation of the Trust’s portfolio assets; (e) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to money market funds under Rule 2a-7 under the 1940 Act; (f) review and oversee the investment advisers’ brokerage practices, including the use of “soft dollars”; (g) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to transactions involving affiliated persons of a Trust, or affiliated persons of such affiliated persons; (h) assist the Board in its review and oversight of proxy voting by the series of the Trust; and (i) undertake such other responsibilities as may be delegated to the Committee by the Board. The Investment Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Cholmondeley, Mr. Davis, Ms. Jacobs, and Mr. Kridler (Chair), each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.

c.	The heading “Ownership of Shares of Nationwide Funds as of December 31, 2019” and the table thereunder beginning on page 38 of the SAI is deleted in its entirety and replaced with the following:

Ownership of Shares of Nationwide Funds as of December 31, 2020

Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds[1]	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Charles E. Allen[2]	None	Over $100,000
Paula H.J. Cholmondeley	None	Over $100,000
Lorn C. Davis[3]	None	None
Phyllis Kay Dryden	None	Over $100,000
Barbara I. Jacobs	None	Over $100,000
Keith F. Karlawish	None	Over $100,000
Carol A. Kosel	None	Over $100,000
Douglas F. Kridler	None	Over $100,000
David C. Wetmore[2]	None	Over $100,000
David E. Wezdenko[3]	None	None
Interested Trustee
M. Diane Koken	None	Over $100,000

[1]
Individual investors, like the Trustees, are not eligible to purchase shares of the Funds because Fund shares are sold to separate accounts of insurance companies to fund benefits payable under variable insurance contracts or to registered management investment companies advised by NFA.

[2]	Messrs. Allan and Wetmore retired as Independent Trustees effective December 31, 2020.
[3]	Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.
d.
The heading “Ownership in the Funds’ Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2019” and the information thereunder on page 39 of the SAI is deleted in its entirety and replaced with the following:

Ownership in the Funds’ Investment Adviser1, Subadvisers2 or Distributor3 as of December 31, 2020

Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust

Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Charles E. Allen[4]	N/A	N/A	N/A	None	N/A
Paula H.J. Cholmondeley	N/A	N/A	N/A	None	N/A
Lorn C. Davis[5]	N/A	N/A	N/A	None	N/A

Phyllis Kay Dryden	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
David C. Wetmore[4]	N/A	N/A	N/A	None	N/A
David E. Wezdenko[5]	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.

[2] As of December 31, 2020, subadvisers to the Trust included: Aberdeen Standard Alternative Funds Limited; Allianz Global Investors U.S. LLC; American Century Investment Management, Inc.; Amundi Pioneer Institutional Asset Management, Inc.; AQR Capital Management, LLC; BlackRock Investment Management, LLC; Columbia Management Investment Advisers, LLC; DoubleLine Capital LP; Dreyfus Cash Investment Strategies, a Division of BNY Mellon Investment Adviser, Inc.; Federated Investment Management Company; Goldman Sachs Asset Management, L.P.; Invesco Advisers, Inc.; Jacobs Levy Equity Management, Inc.; J.P. Morgan Investment Management Inc.; Lazard Asset Management LLC; Mellon Investments Corporation; Nationwide Asset Management, LLC; Neuberger Berman Investment Advisers, LLC; Newton Investment Management Limited; Thompson, Siegel & Walmsley LLC; WCM Investment Management, LLC; Wellington Management Company LLP; and Wells Capital Management, Inc.

[3] Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4] Messrs. Allan and Wetmore retired as Independent Trustees effective December 31, 2020.

[5] Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.

e.	The information under the heading “Compensation of Trustees” beginning on page 39 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended December 31, 2020. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended December 31, 2020. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.

The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.

Name of Trustee	Aggregate Compensation from the Trust	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Charles E. Allen[2]	$268,596	N/A	N/A	$360,000
Paula H.J. Cholmondeley	249,950	N/A	N/A	335,000
Lorn C. Davis[3]	41,163	N/A	N/A	55,000
Phyllis Kay Dryden	268,596	N/A	N/A	360,000

Barbara I. Jacobs	249,950	N/A	N/A	335,000
Keith F. Karlawish	268,596	N/A	N/A	360,000
Carol A. Kosel	268,596	N/A	N/A	360,000
Douglas F. Kridler	249,950	N/A	N/A	335,000
David C. Wetmore[2]	237,030	N/A	N/A	318,750
David E. Wezdenko[3]	41,163	N/A	N/A	55,000

[1] As of December 31, 2020, the Fund Complex included two trusts comprised of 112 investment company funds or series.

[2] Messrs. Allan and Wetmore retired as Independent Trustees effective December 31, 2020.

[3] Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE VARIABLE INSURANCE TRUST
NVIT U.S. 130/30 Equity Fund

Amendment dated January 4, 2021
to the Statement of Additional Information (“SAI”) dated April 29, 2020

Capitalized terms and certain other terms used in this supplement, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.

1.	Effective December 31, 2020, Charles E. Allen and David C. Wetmore (the “Retiring Trustees”) retired from the Board of Trustees of Nationwide Variable Insurance Trust (the “Trust”).

2.
On September 24, 2020, the shareholders of the Trust approved the election of Lorn C. Davis and David E. Wezdenko (the “New Trustees”) to replace the Retiring Trustees as Trustees to the Trust. The New Trustees’ terms commenced on January 1, 2021. The New Trustees are not considered to be “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended.

3.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the tables and accompanying footnotes under the heading “Independent Trustees” and “Interested Trustee” beginning on page 33 of the SAI:

Independent Trustees
Paula H. J. Cholmondeley
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since July 2000	112
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Cholmondeley focuses full time on corporate governance. She sits on public company boards and is also on the faculty of the National Association of Corporate Directors. She has served as a Chief Executive Officer of Sorrel Group (management consulting company) since January 2004. From April 2000 through December 2003, Ms. Cholmondeley was Vice President and General Manager of Sappi Fine Paper North America.

Other Directorships held During the Past Five Years[2]
Director of Dentsply International, Inc. (dental products) from 2002 to 2016, Terex Corporation (construction equipment) from 2004 to present, Bank of the Ozarks from 2016 to present, and Kapstone Paper and Packaging Corporation from 2016 to 2018.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Cholmondeley has significant board and governance experience; significant executive experience, including continuing service as chief executive officer of a management consulting company and past service as an executive of a manufacturing-based public company and past experience as an executive in a private service-based company. Ms. Cholmondeley is a former certified public accountant and former chief financial officer of both public and private companies.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	112
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October 2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn from 2009 to present, currently serving as Treasurer and Chair of the Audit and Finance Committee, and Member of the Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of Director Education from the National Association of Corporate Directors in 2008.

Phyllis Kay Dryden
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since December 2004	112
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Dryden became President of Energy Dispute Solutions, LLC in December 2012, and since 2016 has acted as CEO, leading a company providing strategy consulting, arbitration, and mediation services. She has been a management consultant since 1996, first as a partner of Mitchell Madison Group (management consulting), then as a managing partner and head of west coast business development for marchFIRST (internet consulting), returning to Mitchell Madison Group in 2003 as an associated partner until January 2010 and thereafter as an independent strategy consultant through December 2012. Ms. Dryden was VP and General Counsel of Lucasfilm, Ltd. from 1981 to 1984, SVP and General Counsel of Charles Schwab and Co. Inc. from 1984 to 1992, and EVP and General Counsel of Del Monte Foods from 1992 to 1995. She presently serves as chairman of the board of Mutual Fund Directors Forum.

Other Directorships held During the Past Five Years[2]
Director and Vice-Chair of Smithsonian Institution Environmental Research Board from 2016 to present, and Director of Smithsonian Institution Libraries Board from 2007 to 2015.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Dryden has significant board experience and significant executive, management consulting, and legal experience, including past service as general counsel for a major financial services firm and a public company.

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	112
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January 2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	112

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish has been a partner of Park Ridge Asset Management, LLC since December 2008, at which he also serves as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management, Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October 2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	112
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October 2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	112
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a $2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	112
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2] Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	112
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC) from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company 2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of NORCAL Mutual Insurance Company 2009-present, Director of Medicus Insurance Company 2009-present, Director of Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

[1]
Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.

[2]
Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.

[3]	Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
b.	The information under the heading “Committees of the Board” beginning on page 38 of the SAI is deleted in its entirety and replaced with the following:

The Board has three standing committees: Audit and Operations Committee, Nominating and Fund Governance Committee, and Investment Committee. The function of each Committee is oversight. In addition, each Committee may from time to time delegate certain of its functions to an ad hoc committee comprised of members of the Board that will report to the Committee or the Board with its recommendations, as determined at the time of such delegation.

The purposes of the Audit and Operations Committee are to: (a) oversee the Trust's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain of its service providers; it is the intention of the Board that it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors’ responsibility to plan and carry out a proper audit–the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Trust’s shareholders; (b) oversee the quality and integrity of the Trust's financial statements and the independent audit thereof, including periodic review of the performance of the independent auditors; (c) ascertain the independence of the Trust's independent auditors; (d) act as a liaison between the Trust's independent auditors and the Board; (e)

approve the engagement of the Trust's independent auditors; (f) meet and consider the reports of the Trust's independent auditors; (g) oversee the Trust’s written policies and procedures adopted under Rule 38a-1 of the 1940 Act and oversee the appointment and performance of the Trust’s designated Chief Compliance Officer; (h) review information provided to the Committee regarding SEC examinations of the Trust and its service providers; (i) to review and oversee the actions of the principal underwriter and investment advisers with respect to distribution of the funds’ shares including the operation of the Trust’s 12b-1 Plans and Administrative Services Plans; (j) review and evaluate the transfer agency services, administrative services, custody services, and such other services as may be assigned from time to time to the Committee by the Board; (k) assist the Board in the design and oversight of the process for reviewing and evaluating payments made from the assets of any of the funds to financial intermediaries for sub-transfer agency services, shareholder services, administrative services, and similar services;(l) assist the board in its oversight and evaluation of policies, procedures, and activities of the Trust and of service providers to the Trust relating to cybersecurity and data security; (m) review and evaluate the services received by the Trust in respect of, and the Trust’s contractual arrangements relating to, securities lending services; (n) assist the Board in its review, consideration and oversight of any credit facilities entered into for the benefit of the Trust or any of the funds and the use thereof by the funds, including any interfund lending facility; (o) assist the Board in its review and consideration of insurance coverages to be obtained by or for the benefit of the Trust or the Trustees of the Trust; and (p) undertake such other responsibilities as may be delegated to the Committee by the Board. The Audit Committee (the predecessor to the Audit and Operations Committee) met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Dryden, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

The purposes of the Nominating and Fund Governance Committee are to: (a) assist the Board in its review and oversight of governance matters; (b) assist the Board with the selection and nomination of candidates to serve on the Board; (c) oversee legal counsel; (d) assist the Board in its review and oversight of shareholder communications to the Board; and (e) undertake such other responsibilities as may be delegated to the Committee by the Board. The Nominating and Fund Governance Committee met four times during the past fiscal year, and currently consists of all the Independent Trustees.

The Nominating and Fund Governance Committee has adopted procedures regarding its review of recommendations for trustee nominees, including those recommendations presented by shareholders. When considering whether to add additional or substitute trustees to the Board, the Trustees shall take into account any proposals for candidates that are properly submitted to the Trust's Secretary. Shareholders wishing to present one or more candidates for trustee for consideration may do so by submitting a signed written request to the Trust's Secretary at Attn: Secretary, Nationwide Variable Insurance Trust, One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, which includes the following information: (i) name and address of the shareholder and, if applicable, name of broker or record holder; (ii) number of shares owned; (iii) name of Fund(s) in which shares are owned; (iv) whether the proposed candidate(s) consent to being identified in any proxy statement utilized in connection with the election of Trustees; (v) the name, background information, and qualifications of the proposed candidate(s); and (vi) a representation that the candidate or candidates are willing to provide additional information about themselves, including assurances as to their independence.

The purposes of the Investment Committee are to: (a) assist the Board in its review and oversight of the Fund’s performance; (b) assist the Board in the design and oversight of the process for the renewal and amendment of the Funds' investment advisory and subadvisory contracts subject to the requirements of Section 15 of the 1940 Act; (c) assist the Board in its oversight of a liquidity risk management program for the Funds pursuant to Rule 22e-4 under the 1940 Act; (d) assist the Board in its review and oversight of the valuation of the Trust’s portfolio assets; (e) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to money market funds under Rule 2a-7 under the 1940 Act; (f) review and oversee the investment advisers’ brokerage practices, including the use of “soft dollars”; (g) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to transactions involving affiliated persons of a Trust, or affiliated persons of such affiliated persons; (h) assist the Board in its review and oversight of proxy voting by the series of the Trust; and (i) undertake such other responsibilities as may be delegated to the Committee by the Board. The Investment Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Cholmondeley, Mr. Davis, Ms. Jacobs, and Mr. Kridler (Chair), each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.

c.	The heading “Ownership of Shares of Nationwide Funds as of December 31, 2019” and the table thereunder on page 39 of the SAI is deleted in its entirety and replaced with the following:

Ownership of Shares of Nationwide Funds as of December 31, 2020

Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds[1]	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Charles E. Allen[2]	None	Over $100,000
Paula H.J. Cholmondeley	None	Over $100,000
Lorn C. Davis[3]	None	None
Phyllis Kay Dryden	None	Over $100,000
Barbara I. Jacobs	None	Over $100,000
Keith F. Karlawish	None	Over $100,000
Carol A. Kosel	None	Over $100,000
Douglas F. Kridler	None	Over $100,000
David C. Wetmore[2]	None	Over $100,000
David E. Wezdenko[3]	None	None
Interested Trustee
M. Diane Koken	None	Over $100,000

[1]
Individual investors, like the Trustees, are not eligible to purchase shares of the Funds because Fund shares are sold to separate accounts of insurance companies to fund benefits payable under variable insurance contracts or to registered management investment companies advised by NFA.

[2]	Messrs. Allan and Wetmore retired as Independent Trustees effective December 31, 2020.
[3]	Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.
d.
The heading “Ownership in the Funds’ Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2019” and the information thereunder beginning on page 39 of the SAI is deleted in its entirety and replaced with the following:

Ownership in the Funds’ Investment Adviser1, Subadvisers2 or Distributor3 as of December 31, 2020

Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust

Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Charles E. Allen[4]	N/A	N/A	N/A	None	N/A
Paula H.J. Cholmondeley	N/A	N/A	N/A	None	N/A
Lorn C. Davis[5]	N/A	N/A	N/A	None	N/A
Phyllis Kay Dryden	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A

Douglas F. Kridler	N/A	N/A	N/A	None	N/A
David C. Wetmore[4]	N/A	N/A	N/A	None	N/A
David E. Wezdenko[5]	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.

[2] As of December 31, 2020, subadvisers to the Trust included: Aberdeen Standard Alternative Funds Limited; Allianz Global Investors U.S. LLC; American Century Investment Management, Inc.; Amundi Pioneer Institutional Asset Management, Inc.; AQR Capital Management, LLC; BlackRock Investment Management, LLC; Columbia Management Investment Advisers, LLC; DoubleLine Capital LP; Dreyfus Cash Investment Strategies, a Division of BNY Mellon Investment Adviser, Inc.; Federated Investment Management Company; Goldman Sachs Asset Management, L.P.; Invesco Advisers, Inc.; Jacobs Levy Equity Management, Inc.; J.P. Morgan Investment Management Inc.; Lazard Asset Management LLC; Mellon Investments Corporation; Nationwide Asset Management, LLC; Neuberger Berman Investment Advisers, LLC; Newton Investment Management Limited; Thompson, Siegel & Walmsley LLC; WCM Investment Management, LLC; Wellington Management Company LLP; and Wells Capital Management, Inc.

[3] Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4] Messrs. Allan and Wetmore retired as Independent Trustees effective December 31, 2020.

[5] Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.

e.	The information under the heading “Compensation of Trustees” on page 40 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended December 31, 2020. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended December 31, 2020. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.

The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.

Name of Trustee	Aggregate Compensation from the Trust	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Charles E. Allen[2]	$268,596	N/A	N/A	$360,000
Paula H.J. Cholmondeley	249,950	N/A	N/A	335,000
Lorn C. Davis[3]	41,163	N/A	N/A	55,000
Phyllis Kay Dryden	268,596	N/A	N/A	360,000
Barbara I. Jacobs	249,950	N/A	N/A	335,000
Keith F. Karlawish	268,596	N/A	N/A	360,000
Carol A. Kosel	268,596	N/A	N/A	360,000
Douglas F. Kridler	249,950	N/A	N/A	335,000

David C. Wetmore[2]	237,030	N/A	N/A	318,750
David E. Wezdenko[3]	41,163	N/A	N/A	55,000

[1] As of December 31, 2020, the Fund Complex included two trusts comprised of 112 investment company funds or series.

[2] Messrs. Allan and Wetmore retired as Independent Trustees effective December 31, 2020.

[3] Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28.    EXHIBITS
(a)
Second Amended and Restated Agreement and Declaration of Trust, dated as of June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Variable Insurance Trust, a Delaware Statutory Trust (the “Trust” or “NVIT”), previously filed as Exhibit EX-23.a with the Trust’s registration statement on August 26, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated as of August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V and VI of the Amended Declaration and Articles II and VII of the Amended Bylaws, incorporated by reference into Exhibits (a) and (b), respectively, define the rights of holders of shares.

(d) Investment Advisory Agreements
(1)
Investment Advisory Agreement among the Trust and Nationwide Fund Advisors (“NFA”), dated May 1, 2007, previously filed as Exhibit EX-99.d.1 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended May 1, 2018, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on May 23, 2018, is hereby incorporated by reference.

(2)
Investment Advisory Agreement among the Trust and NFA, dated October 16, 2017, previously filed as Exhibit EX-28.d.2 with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended September 13, 2019, previously filed as Exhibit EX-28.d.2.a with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(3) Subadvisory Agreements-

(a)
Amended and Restated Subadvisory Agreement among the Trust, NFA and Federated Investment Management Company, effective May 1, 2007, as amended and restated April 2, 2009, previously filed as Exhibit EX-23.d.2.d with the Trust’s registration statement on April 24, 2009, is hereby incorporated by reference.

(i)	Exhibit A to the Subadvisory Agreement, amended March 9, 2017, previously filed as Exhibit EX-28.d.2.a.i with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(b)
Amended Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.2.g with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(i)
Exhibit A to the Amended Subadvisory Agreement, amended January 10, 2017, previously filed as Exhibit EX-28.d.2.d.i with the Trust’s registration statement on February 3, 2017, is hereby incorporated by reference.

(c)
Subadvisory Agreement among the Trust, NFA and Neuberger Berman Investment Advisers LLC (formerly, Neuberger Berman Management LLC), dated May 4, 2009, previously filed as Exhibit EX-23.d.2.o with the Trust’s registration statement on June 23, 2009, is hereby incorporated by reference.

(i)	Exhibit A to the Subadvisory Agreement, amended July 2, 2012, previously filed as Exhibit EX-28.d.2.i.i with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.
(d)
Subadvisory Agreement among the Trust, NFA and Neuberger Berman Investment Advisers LLC (formerly, Neuberger Berman Fixed Income LLC), dated May 4, 2009, previously filed as Exhibit EX-23.d.2.p with the Trust’s registration statement on June 23, 2009, is hereby incorporated by reference.

(i)
Amendment to the Subadvisory Agreement, dated September 9, 2013, previously filed as Exhibit EX-28.d.2.h.i with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, NFA and Wells Capital Management, Inc., dated March 24, 2008, previously filed as Exhibit EX-23.d.2.s with the Trust’s registration statement on April 14, 2008, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended January 1, 2020, previously filed as Exhibit EX-28.3.g.i with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(f)
Subadvisory Agreement among the Trust, NFA and American Century Investment Management, Inc., dated March 11, 2010, previously filed as Exhibit EX-28.d.2.q with the Trust’s registration statement on April 23, 2010, is hereby incorporated by reference.

(i)	Exhibit A to the Subadvisory Agreement, amended June 19, 2019, previously filed as Exhibit EX-28.d.3.h.i with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.
(g)
Subadvisory Agreement among the Trust, NFA and Thompson, Siegel & Walmsley LLC, dated March 24, 2008, previously filed as Exhibit EX-23.d.2.x with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

(i)	Exhibit A to the Subadvisory Agreement, amended June 14, 2017, previously filed as Exhibit EX-28.d.2.k.i. with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.
(h)
Subadvisory Agreement among the Trust, NFA and Wellington Management Company, LLP, dated March 24, 2008, previously filed as Exhibit EX-23.d.2.aa with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended September 19, 2017, previously filed as Exhibit EX-28.d.3.l.i with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(i)
Subadvisory Agreement among the Trust, NFA and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated June 25, 2010, previously filed as Exhibit EX-28.d.2.dd with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended July 1, 2017, previously filed as Exhibit EX-28.d.3.p.i with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, NFA and Dimensional Fund Advisors LP, dated January 10, 2012, previously filed as Exhibit EX-28.d.2.aa with the Trust’s registration statement on January 20, 2012, is hereby incorporated by reference.

(k)
Subadvisory Agreement among the Trust, NFA and Lazard Asset Management LLC, dated June 17, 2013, previously filed as Exhibit EX-28.d.2.aa with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, effective December 10, 2015, previously filed as Exhibit EX-16.6.b.xxiv.1 with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, NFA and WEDGE Capital Management L.L.P., dated December 12, 2013, previously filed as Exhibit EX-28.d.2.bb with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated September 3, 2014, previously filed as Exhibit EX-28.2.aa with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(i)
Exhibits A and B to the Subadvisory Agreement, amended May 1, 2015, previously filed as Exhibit EX-28.2.bb.i with the Trust’s registration statement on April 21, 2015, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated December 10, 2015, previously filed as Exhibit EX-16.6.b.xxvii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, NFA and Standard Life Investments (Corporate Funds) Limited), dated December 10, 2015, previously filed as Exhibit EX-16.6.b.xxx with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.2.v with the Trust’s registration statement on February 8, 2008, is hereby incorporated by reference.

(i)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.2.k.i with the Trust’s registration statement on January 17, 2014, is hereby incorporated by reference.
(q)
Subadvisory Agreement among the Trust, NFA and DoubleLine Capital LP, dated October 16, 2017, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, NFA and AQR Capital Management, LLC, dated November 13, 2017, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, NFA and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on July 19, 2018, is hereby incorporated by reference.

(i)	Amendment to the Subadvisory Agreement, dated March 12, 2020, previously filed as Exhibit EX-28.d.3.t.ii with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.
(t)
Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated July 2, 2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, NFA and Allianz Global Investors U.S. LLC, dated October 8, 2018, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(v)
Subadvisory Agreement among the Trust, NFA and WCM Investment Management, LLC, dated October 8, 2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended September 13, 2019, previously filed as Exhibit EX-28.d.3.bb.i with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(w)
Subadvisory Agreement among the Trust, NFA and Amundi Pioneer Institutional Asset Management, Inc., dated January 14, 2019, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(x)
Subadvisory Agreement among the Trust, NFA and Invesco Advisers, Inc., dated May 24, 2019, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(y)
Subadvisory Agreement among the Trust, NFA and Goldman Sachs Asset Management, L.P., dated June 13, 2019, previously filed as Exhibit EX-28.d.3.ee with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(z)
Subadvisory Agreement among the Trust, NFA and J.P. Morgan Investment Management Inc., dated June 13, 2019, previously filed as Exhibit EX-28.d.3.ff with the Trust’s registration statement on July 26, 2019, is hereby incorporated by reference.

(aa)
Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated September 13, 2019, previously filed as Exhibit EX-28.d.3.gg with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended December 5, 2019, previously filed as Exhibit EX-28.d.3.ee.1 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(bb)
Subadvisory Agreement among the Trust, NFA and Columbia Management Investment Advisers, LLC, dated March 12, 2020, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(cc)
Subadvisory Agreement among the Trust, NFA and Newton Investment Management Limited, dated March 12, 2020, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(dd)
Subadvisory Agreement among the Trust, NFA and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-28.d.3.ee with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(e)	(1)	Underwriting Agreement between the Trust and Nationwide Fund Distributors, LLC (“NFD”), dated May 1, 2007, previously filed as Exhibit EX-99.e with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.
(a)
Schedule A to the Underwriting Agreement, amended September 13, 2019, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(f) Not applicable.
(g)	(1)	Global Custody Agreement between the Trust and JPMorgan Chase National Association (formerly, JPMorgan Chase Bank), dated April 4, 2003, previously filed as Exhibit EX-23.g.2 with the Trust’s registration statement on April 28, 2003, is hereby incorporated by reference.

(a)	Waiver to Global Custody Agreement, dated May 2, 2005, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on April 28, 2005, is hereby incorporated by reference.
(b)
Rider to Global Custody Agreement Cash Trade Execution Product, previously filed as Exhibit EX-23.g.1.d with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

(c)	Concentration Accounts Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on April 23, 2010, is hereby incorporated by reference.

(d)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-16.9.a.iv with the Trust’s registration statement on Form N-1A on October 28, 2020, is hereby incorporated by reference.

(e)	Amendment to Global Custody Agreement, dated March 8, 2012, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(f)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-16.9.a.iii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(g)	Amendment to Global Custody Agreement, dated May 8, 2020, previously filed as Exhibit EX-28.g.1.n with the Trust’s registration statement on July 2, 2020, is hereby incorporated by reference.
(h)	(1)	Joint Fund Administration and Transfer Agency Agreement between the Trust, Nationwide Mutual Funds and Nationwide Fund Management LLC (“NFM”), dated May 1, 2010, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.
(2)
Administrative Services Plan, dated May 1, 2007, amended June 10, 2020, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(3)
Expense Limitation Agreement between the Trust and NFA, dated May 1, 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on April 14, 2008, is hereby incorporated by reference.

(a)
Amendment to the Expense Limitation Agreement, dated December 11, 2012, previously filed as Exhibit EX-28.h.3.b with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(b)
Amendment to the Expense Limitation Agreement, dated May 1, 2017, previously filed as Exhibit EX-28.h.3.b with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(c)
Amendment to the Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.3.c with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(d)
Exhibit A to the Expense Limitation Agreement, amended June 10, 2020, previously filed as Exhibit EX-28.h.3.f with the Trust’s registration statement on July 8, 2020, is hereby incorporated by reference.

(4)
Assignment and Assumption Agreement between NVIT-Massachusetts (“NVIT-MA”) and the Trust, dated May 2, 2005, assigning NVIT-MA’s title, rights, interests, benefits and privileges in and to certain contracts in the Agreement, previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

(5)
Fund Participation Agreement among NFM, Nationwide Financial Services, Inc. (“NFS”), American Funds Insurance Series and Capital Research and Management Company, dated May 1, 2007, previously filed as Exhibit EX-23.h.6 with the Trust’s registration statement on September 25, 2008, is hereby incorporated by reference.

(6)
Master-Feeder Services Agreement between the Trust and NFM, dated May 1, 2007, for the American Funds NVIT Growth Fund, American Funds NVIT Global Growth Fund, American Funds NVIT Asset Allocation Fund, American Funds NVIT Bond Fund and American Funds NVIT Growth-Income Fund (collectively, the “Feeder Funds”), previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(7)
Fee Waiver Agreement between the Trust and NFM, dated May 1, 2018, relating to the Feeder Funds, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(8)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the NVIT CardinalSM Aggressive Fund, NVIT CardinalSM Moderately Aggressive Fund, NVIT CardinalSM Capital Appreciation Fund, NVIT CardinalSM Moderate Fund, NVIT CardinalSM Balanced Fund, NVIT CardinalSM Moderately Conservative Fund and NVIT CardinalSM Conservative Fund, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(9)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the Neuberger Berman NVIT Socially Responsible Fund, previously filed as Exhibit EX-28.h.9 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(10)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the American Century NVIT Multi Cap Value Fund, previously filed as Exhibit EX-28.h.10 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(11)
Fund Participation Agreement among NFA, NFD, and NFS, dated May 2, 2005, previously filed as Exhibit EX-28.h.22 with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(i)
Form of Amendment to the Fund Participation Agreement by and among NFA, NFD, and NFS, dated May 1, 2013, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.22.i with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(12)	12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the NVIT CardinalSM Managed Growth Fund and NVIT CardinalSM Managed Growth &

Income Fund, previously filed as Exhibit EX-28.h.13 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.
(13)
Participation Agreement among the Trust, iShares Trust, iShares U.S. ETF Trust, iShares, Inc., iShares U.S. ETF Company, Inc. and iShares Sovereign Screened Global Bond Fund, Inc., relating to certain series of the Trust, dated September 10, 2014, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(14)
Fund of Funds Participation Agreement among the Trust, NFA, WisdomTree Trust and WisdomTree Asset Management, Inc., dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(15)
Purchasing Fund Agreement among the Trust, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust and PowerShares Actively Managed Exchange-Traded Fund Trust, relating to certain series of the Trust, dated September 10, 2014, previously filed as Exhibit EX-28.h.26 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(16)
Investing Fund Agreement between the Trust and Market Vectors EFT Trust, dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(17)
12(d)(1) Investing Agreement between the Trust and Vanguard Trusts, dated October 31, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.28 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(18)
Investing Fund Agreement between the Trust, First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded  AlphaDEX® Fund and First Trust Exchange-Traded AlphaDEX® Fund II, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.29 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(19)
Expense Limitation Agreement between the Trust and NFA, dated May 1, 2017, relating to the BlackRock NVIT Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(a)
Amendment to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.21.a with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(20)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2020, relating to the BlackRock NVIT Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(21)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the BlackRock NVIT Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.22 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(22)
Form of Fund of Funds Participation Agreement among the Trust, on behalf of the BlackRock NVIT Managed Global Allocation Fund, NFA, BlackRock Variable Series Funds, Inc., on behalf of certain series of its trust, and BlackRock Advisors, LLC, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on April 28, 2015, is hereby incorporated by reference.

(23)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2020, relating to the NVIT CardinalSM Aggressive Fund, NVIT CardinalSM Moderately Aggressive Fund, NVIT CardinalSM Capital Appreciation Fund, NVIT CardinalSM Moderate Fund, NVIT CardinalSM Balanced Fund, NVIT CardinalSM Moderately Conservative Fund and NVIT CardinalSM Conservative Fund, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(24)
Administrative Services Fee Waiver Agreement between the Trust and NFS, dated May 1, 2020, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(25)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2020, relating to the NVIT Real Estate Fund, previously filed as Exhibit EX-28.h.26 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(26)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the DoubleLine NVIT Total Return Tactical Fund, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(27)
Amended and Restated Fee Waiver Agreement, effective September 16, 2020, relating to the NVIT AllianzGI International Growth Fund, NVIT Mellon Dynamic U.S. Core Fund, NVIT Emerging Markets Fund, NVIT Government Bond Fund, NVIT International Equity Fund, NVIT Multi-Manager International Value Fund, NVIT Wells Fargo Discovery Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager Small Company, NVIT Real Estate Fund, and NVIT Newton Sustainable U.S. Equity Fund, previously filed as Exhibit EX-16.13.bb with the Trust’s registration statement on Form N-14 on September 29, 2020, is hereby incorporated by reference.

(28)
Fee Waiver Agreement between the Trust and NFA, dated July 1, 2020, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.30 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(29)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated March 18, 2020, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.31 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(30)
Investment Advisory Fee Waiver Agreement between the Trust and  NFA, dated March 18, 2020, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.32 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(31)
Fee Waiver Agreement between the Trust and NFA, effective November 1, 2020, relating to the NVIT Mellon Dynamic U.S. Equity Income Fund, previously filed as Exhibit EX-16.13.ff with the Trust’s registration statement on Form N-14 on November 4, 2020, is hereby incorporated by reference.

(i) Not applicable.

(j) Not applicable.

(k) Not applicable.

(l) Not applicable.

(m)
Distribution Plan under Rule 12b-1, dated May 1, 2007, as amended June 10, 2020, previously filed as Exhibit EX-28.m with the Trust’s registration statement on July 8, 2020, is hereby incorporated by reference.

(n)	Rule 18f-3 Plan, dated May 1, 2007, as amended June 10, 2020, previously filed as Exhibit EX-28.n with the Trust’s registration statement on July 8, 2020, is hereby incorporated by reference.

(o) Not applicable.
(p)	(1)	Code of Ethics for NFA and the Trust, amended March 12, 2018, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.
(2)	Code of Ethics for NFD, dated January 1, 2014, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on April 21, 2015, is hereby incorporated by reference.
(3)
Code of Ethics for Access Persons for Federated Hermes, Inc. (formerly, Federated Investors, Inc.), dated January 31, 2020, previously filed as Exhibit EX-28.p.3 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(4)
Code of Ethics for JPMorgan Asset Management (“JPMAM”), revised December 13, 2019, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(5)
Code of Business Conduct and Ethics for BlackRock, Inc. (and its subsidiaries), dated February 26, 2019, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(a)
Global Personal Trading Policy for BlackRock, Inc. (and its subsidiaries), dated November 23, 2018, previously filed as Exhibit EX-28.p.5.a with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(6)
Code of Ethics for Neuberger Berman Investment Advisers LLC, dated January 2019, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(7)
Code of Ethics for American Century Investment Management, Inc., revised April 2, 2020, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on May 5, 2020, is hereby incorporated by reference.

(8)
Code of Ethics for Capital Research and Management Company, dated April 2020, previously filed as Exhibit EX-28.p.8 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(9)
Code of Ethics for Wells Capital Management Inc., dated January 2, 2020, previously filed as Exhibit EX-28.p.9 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(10)
Code of Ethics and Personal Trading Policy for Nationwide Asset Management, LLC, dated  February 2019, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(11)
Code of Ethics for Thompson, Siegel & Walmsley LLC, dated December 5, 2016, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(12)
Code of Ethics for Wellington Management Company, LLP, dated April 30, 2017, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(13)
Personal Investments and Insider Trading Policy for Franklin Resources, Inc. (and all of its subsidiaries), revised December 31, 2018, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

(14)
Code of Conduct for Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated as of June 2019, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(a)
Personal Securities Trading Policy for Mellon Investments Corporation, dated January 15, 2019, previously filed as Exhibit EX-28.p.14.a with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(15)
Code of Ethics Policy for MFS Investment Management, dated February 1, 2019, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(16)
Standard of Conduct and Code of Ethics for Dimensional Fund Advisors LP, effective January 1, 2019, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

(17)
Code of Ethics and Personal Investment Policy for Lazard Asset Management LLC, dated September 2018, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

(18)
Personnel Handbook—Code of Ethics Portion for WEDGE Capital Management L.L.P., revised February 2019, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(19)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.27 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(20)
Global Code of Conduct for Aberdeen Standard Investments, dated January 1, 2020, previously filed as Exhibit EX-28.p.20 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(21)	Code of Ethics for DoubleLine Capital LP, dated January 1, 2020, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(a)
Proxy Voting, Corporate Actions and Class Actions for DoubleLine Capital LP, dated August 2015, previously filed as Exhibit EX-28.p.21.a with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(22)
Code of Ethics for AQR Capital Management, LLC, amended April 2019, previously filed as Exhibit EX-28.p.25 with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(23)
Code of Ethics for Amundi Pioneer Institutional Asset Management, Inc., revised September 6, 2019, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(24)
Code of Business Conduct and Code of Ethics for Allianz Global Investors U.S. LLC, amended June 26, 2020, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(25)
Code of Ethics and Personal Trading Policy for Invesco Advisers, Inc., dated April 2020, previously filed as Exhibit EX-28.p.25 with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(26)
Code of Ethics for WCM Investment Management, LLC, adopted January 1, 2019, previously filed as Exhibit EX-28.p.29 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

(27)
Code of Ethics for Goldman Sachs Asset Management, L.P., dated August 29, 2019, previously filed as Exhibit EX-28.p.27 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(28)
Global Personal Account Dealing and Code of Ethics for Columbia Threadneedle Investments, an affiliate of Columbia Management Investment Advisers, LLC, dated December 2018, previously filed as Exhibit EX-28.p.28 with the Trust’s registration statement on February 20, 2020, is hereby incorporated by reference.

(29)
Code of Conduct for Newton Investment Management Limited, an affiliate of Mellon Investments Corporation, dated November 2019, previously filed as Exhibit EX-28.p.29 with the Trust’s registration statement on February 20, 2020, is hereby incorporated by reference. -

(q)	(1)	Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Barbara I. Jacobs, dated June 14, 2017, previously filed as Exhibit EX-28.q.2 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Paula H.J. Cholmondeley, dated June 14, 2017, previously filed as Exhibit EX-28.q.3 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for Phyllis Kay Dryden, dated June 14, 2017, previously filed as Exhibit EX-28.q.4 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for David C. Wetmore, dated June 14, 2017, previously filed as Exhibit EX-28.q.6 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017,  previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.8 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(10)
Power of Attorney with respect to the Trust for Michael S. Spangler, dated June 14, 2017, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(11)
Power of Attorney with respect to the Trust for Lee T. Cummings, dated July 24, 2020, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with the Registrant.
ITEM 30.    INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 31.    BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

(a)
NFA, the investment adviser to the Trust, also serves as investment adviser to Nationwide Mutual Funds.  To the Registrant’s knowledge, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of NFA. The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds

John L. Carter	President and Chief Operating Officer of NFS	Director	N/A

Michael S. Spangler	President and Chief Executive Officer of Nationwide Funds Group, which includes NFA, NFM and NFD; Senior Vice President of Nationwide Financial Services, Inc. and Nationwide Mutual Insurance Company	President and Director	President, Chief Executive Officer and Principal Executive Officer

Lee T. Cummings	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

Brian E. Hirsch	Vice President of NFA and Chief Compliance officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer

Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A

Name and Address	Principal Occupation	Position with NFA	Position with Funds
Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of NFS	Director	N/A

Thomas P. Reed	Vice President and Chief Financial Officer for Nationwide Funds Group	Vice President and Chief Financial Officer	N/A

Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Senior Vice President and General Counsel

David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

James M. Elliot	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

Sarah E. Zureich	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A

Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A

Kathy R. Richards	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A

Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A

(b) Information for the Subadvisers

(1)
Aberdeen Standard Alternative Funds Limited (formerly, Standard Life Investments (Corporate Funds) Limited) (“Aberdeen Standard”) acts as subadviser to the NVIT Emerging Markets Fund. To the knowledge of the Registrant, the directors and officers of Aberdeen Standard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director of officer of affiliated entities.

(2)	Allianz Global Investors U.S. LLC (“Allianz”) acts as subadviser to the NVIT AllianzGI International Growth Fund. Allianz is an investment adviser registered under the

Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Allianz have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(3)
American Century Investment Management, Inc. (“American Century”) acts as subadviser to the NVIT Multi-Manager Mid Cap Value Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position With American Century	Other Company	Position With Other Company

Elaine Bourke, Vice President	Credit Suisse Asset Management	Product Specialist

Al Polit, Vice President	Lombardia Capital Partners	Partner and Senior Portfolio Manager

Edward Rosenberg, Vice President	Northern Trust	Senior Vice President, Flexshares Head of ETF Capital Markets

Jim Shore, Vice President	NorthRoad Capital Management	Founding Principal and Portfolio Manager

(4)
Amundi Pioneer Institutional Asset Management, Inc. (“APIAM”) acts as subadviser to the Amundi NVIT Multi Sector Bond Fund.  The directors and officers of APIAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities, except as noted below.

Name and Position with APIAM	Other Company	Position with Other Company
Lisa Jones, CEO	The Investment Company Institute	Member – Board of Governors
	MIT Sloan Finance Group Advisory Board	Member

Ken Taubes, CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member

Gregg Dooling, CFO	Raising a Reader Massachusetts	Chair of Finance and Audit Committee
	Raising a Reader Massachusetts	Board Member

(5)	AQR Capital Management, LLC (“AQR”) acts as subadviser for the NVIT Nationwide Fund. Except as listed below, the directors and officers of AQR have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position With AQR	Other Company	Position With Other Company
Lasse Pedersen, Principal	Copenhagen Business School Howitzvej 60, 2000 Frederiksberg, Denmark 2815 2815	Professor (2011-present)
William J. Fenrich, Principal, Chief Legal Officer	Morgan Stanley 1221 Avenue of The Americas New York, NY 10020	Managing Director, Chief Compliance Officer (2016-2017) Managing Director, Chief Counsel (2014- 2016)
Scott Richardson, Principal	London Business School 26 Sussex Pl Marylebone, London, UK	Professor of Accounting (2011- present)
Tobias Moskowitz, Principal	University of Chicago’s Booth School of Business 5807 S Woodlawn Chicago, IL 60637	Fama Family Professor of Finance (2008-2016)
	Yale University School of Management Yale University New Haven, CT 06511	Dean Takahashi Professor of Finance (2016-present)
Marcos López de Prado, Principal	Guggenheim Partners, LP 330 Madison Ave New York, NY 10017	Senior Managing Director (2014-2018)

(6)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the NVIT S&P 500 Index Fund, NVIT Small Cap Index Fund, NVIT Mid Cap Index Fund, NVIT International Index Fund, NVIT Bond Index Fund, and BlackRock NVIT Equity Dividend Fund. The directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(7)
Columbia Management Investment Advisers, LLC (“Columbia”) acts as subadviser to the NVIT Columbia Overseas Value Fund. Except as set forth below, none of the directors or officers of Columbia are or have been, at any time during the Trust’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a)
Columbia, a wholly-owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Trust and certain other clients. Information regarding the business of Columbia and certain of its officers is set forth in the Prospectus and Statement of Additional Information of the Trust’s series and is incorporated herein by reference. Information about the business of Columbia and the directors and principal executive officers of Columbia is also included in the Form ADV filed by Columbia (formerly, RiverSource Investments, LLC) with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which is incorporated herein by reference. In addition to their position with Columbia, certain directors and officers of Columbia also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.

(8)
Dimensional Fund Advisors LP (“Dimensional”) acts as subadviser to the NVIT Multi-Manager International Value Fund.  In addition, Dimensional serves as investment adviser to other open-end investment companies and also serves as subadviser for certain other registered investment companies. Additional information as to Dimensional and the partners and executive officers of Dimensional is included in Dimensional’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the executive officers and partners of Dimensional and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and partners during the past two years.

(9)
DoubleLine Capital LP (“DoubleLine”) acts as subadviser to the DoubleLine NVIT Total Return Tactical Fund. Except as noted below, no director, officer, or partner of DoubleLine have been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with DoubleLine	Other Company	Position with Other Company
Jeffrey E. Gundlach, Chief Executive Officer, Chief Investment Officer	DoubleLine Funds Trust	Chairman of the Board of Trustees
Philip Barach, President	DoubleLine Funds Trust	Vice-Chairman of the Board of Trustees
Ronald R. Redell, Executive Vice President	DoubleLine Funds Trust	President
	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund	Chairman of the Board of Trustees
Earl Lariscy, General Counsel	DoubleLine Funds Trust	Vice President
	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund	Vice President and Assistant Secretary
Jeffrey J. Sherman, Deputy Chief Investment Officer	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund	Vice President
Youse Guia, Chief Compliance Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund	Chief Compliance Officer

Cris Santa Ana, Chief Risk Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund	Vice President

(10)
Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the NVIT Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies.  To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(11)
Federated Investment Management Company (“Federated”) acts as subadviser to the Federated NVIT High Income Bond Fund  and is a registered investment adviser under the Investment Advisers Act of 1940.  It is a subsidiary of Federated Hermes, Inc. (formerly, Federated Investors, Inc).  Federated serves as investment adviser to a number of investment companies and private accounts.  Except as noted below, the directors and officers of Federated have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities:

Name and Position with Federated	Other Company	Position with Other Company
James Gallagher, Trustee	Morris James LLP 500 Delaware Avenue, Suite 1500 Wilmington, DE 19801-1494	Partner

(12)
Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as subadviser to the NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(13)
Invesco Advisers, Inc. (“Invesco”) acts as subadviser to the NVIT Multi-Manager Small Cap Growth Fund and NVIT Multi-Manager Small Company Fund.  Except as noted below, no director, officer, or partner of Invesco has been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

The following table provides information with respect to the principal executive officer  and the directors of Invesco.

Registrant's investment sub-adviser, Invesco is located at 1555 Peachtree Street, N.E., Atlanta, GA 30309. In addition to providing sub-advisory services, Invesco, through its subsidiaries, engages in the business of investment management on an international basis.  The directors, officers, or partners of Invesco have held, during the past two fiscal years, the following positions of a substantial nature.

Name	Position
Gregory McGreevey	Director, Chairman, President and Chief Executive Officer

Andrew R. Schlossberg	Director and Sr. Vice President

Loren M. Starr	Director

Kevin M. Carome	Director

Colin D. Meadows	Director

Robert Leveille	Chief Compliance Officer

Annette Lege	Chief Accounting Officer, CFO and Treasurer

Mark Gregson	Controller

Jeffrey H. Kupor	Senior Vice President and Secretary

Crissie M. Wisdom	Anti-Money Laundering Compliance Officer

(14)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Value Fund,  NVIT U.S. 130/30 Equity Fund, and NVIT Jacobs Levy Large Cap Growth Fund.  To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director o--r officer of affiliated entities.

(15)
J.P. Morgan Investment Management, Inc. (“JPMIM”), a registered investment adviser, and a wholly owned subsidiary of J. P. Morgan & Co., acts as subadviser to the NVIT J.P. Morgan Disciplined Equity Fund and NVIT J.P. Morgan MozaicSM Fund.  The directors and executive officers of JPMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of JPMIM or its affiliates.

(16)
Lazard Asset Management LLC (“Lazard”) acts as subadviser to the NVIT International Equity Fund and NVIT Emerging Markets Fund.  The directors and officers of Lazard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(17)
Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation) (“Mellon”) acts as subadviser to the NVIT Mellon Dynamic U.S. Core Fund and NVIT Mellon Dynamic U.S. Equity Income Fund.  To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(18)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the NVIT Core Bond Fund, NVIT Short Term Bond Fund, NVIT Government Bond Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Managed Growth and Income Fund, NVIT CardinalSM Managed Growth Fund, NVIT CardinalSM Managed Growth & Income Fund, NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, and BlackRock NVIT Managed Global Allocation Fund.  To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(19)
Neuberger Berman Investment Advisers LLC (“Neuberger Berman”) is a wholly owned subsidiary of Neuberger Berman Group LLC.  Neuberger Berman serves as sub-adviser to the Neuberger Berman NVIT Multi Cap Opportunities Fund and NVIT Core Plus Bond Fund. The directors and executive officers of Neuberger Berman are Bradley Tank, Joseph Amato, Lawrence Kohn,  James Dempsey, Brad Cetron, and Robert Eason. These individuals have not been engaged in any other business or profession, vocation or employment of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of Neuberger Berman or certain of Neuberger Berman’s affiliated entities or certain domestic or non-US investment companies.

(20)
Newton Investment Management Limited (“Newton”) acts as a subadvisor to the NVIT Newton Sustainable U.S. Equity Fund. The directors and officers of Newton have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(21)
Thompson, Siegel & Walmsley LLC (“TSW”) acts as subadviser to the NVIT Multi-Manager International Value Fund and NVIT Multi-Manager Mid Cap Value Fund.  To the knowledge of the Registrant, the directors and officers of TSW have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(22)
WCM Investment Management, LLC (“WCM”) acts as subadviser to the NVIT Multi-Manager Small Cap Value Fund.  To the knowledge of the Registrant, the directors and officers of WCM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(23)
WEDGE Capital Management L.L.P. (“WEDGE”) acts as subadviser to the NVIT Multi-Manager Mid Cap Value Fund.  To the knowledge of the Registrant, the directors and officers of WEDGE have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(24)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the NVIT Multi-Manager Small Cap Growth Fund and NVIT Real Estate Fund.  Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(25)
Wells Capital Management, Inc. (“Wells Capital”) acts as subadviser to the NVIT Wells Fargo Discovery Fund.  To the knowledge of the Registrant, no director, officer, or partner of Wells Capital has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity as director, officer, employee, partner or trustee outside of Wells Fargo.

ITEM 32. PRINCIPAL UNDERWRITERS

(a)	NFD, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Mutual Funds.

(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.

Name:	Position with NFD:	Position with Registrant:
Michael S. Spangler	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer

Holly A. Butson	Chief Compliance Officer	N/A

Lee T. Cummings	Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

David A. Conner	Associate Vice President and Assistant Treasurer	N/A

Kathy R. Richards	Associate Vice President and Secretary	N/A

Jennifer T. Grinstead	Chief Marketing Officer	N/A

(c) Not applicable.

ITEM 33.  LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, MA 02108-3002

Nationwide Variable Insurance Trust
One Nationwide Plaza
Columbus, Ohio 43215

ITEM 34.  MANAGEMENT SERVICES
Not applicable.
ITEM 35.  UNDERTAKINGS
Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 4th day of January, 2021.

NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant